SOUTHSIDE BANCSHARES INC. UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On April 28, 2014, Southside Bancshares, Inc., or Southside, Omega Merger Sub, Inc., a wholly owned subsidiary of Southside, or Merger Sub, and OmniAmerican Bancorp, Inc., or OmniAmerican, entered into an Agreement and Plan of Merger, which is referred to as the merger agreement. Pursuant to the merger agreement, Merger Sub merged with and into OmniAmerican, with OmniAmerican as the surviving corporation, which is referred to as the first merger. Immediately after the first merger, OmniAmerican merged with and into Southside, with Southside as the surviving corporation, which is referred to as the second merger. The surviving corporation is referred to as the combined company. Immediately after the second merger, OmniAmerican Bank, a wholly owned bank subsidiary of OmniAmerican, merged with and into Southside’s wholly owned bank subsidiary, Southside Bank, with Southside Bank as the surviving bank, which is referred to as the bank merger. The first merger, the second merger and the bank merger are collectively referred to as the mergers. Upon completion of the first merger, each share of OmniAmerican common stock was converted into the right to receive: (1) 0.4459 of a share of Southside common stock and (2) $13.125 in cash. The cash portion of the merger consideration is approximately $157 million.
The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Southside and OmniAmerican after giving effect to the mergers and the issuance of Southside common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the mergers had occurred on September 30, 2014. The unaudited pro forma condensed combined income statements for the year ended December 31, 2013 and the nine months ended September 30, 2014 are presented as if the mergers had occurred on January 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the mergers and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. Southside is the acquirer for accounting purposes.
The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Transaction-related expenses estimated at approximately $21.1 million are not included in the unaudited pro forma condensed combined income statements.
The actual amounts recorded as of the completion of the mergers may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	changes in the trading price for Southside’s common stock;

•	net cash used or generated in OmniAmerican’s operations between the signing of the merger agreement and completion of the mergers;

•	net cash used or generated in OmniAmerican’s operations between the signing of the merger agreement and completion of the mergers;

•	the timing of the completion of the mergers;

•	other changes in OmniAmerican’s net assets that occur prior to completion of the mergers, which could cause material differences in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.
The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Southside’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in Southside’s Annual Report on Form 10-K for the year ended December 31, 2013;

•
OmniAmerican’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included as Exhibit 99.2 to this Current Report on Form 8-K/A;

•
Southside’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2014 included in Southside’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014;

•
OmniAmerican’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2014, included as Exhibit 99.3 to this Current Report on Form 8-K/A; and

•	other information pertaining to Southside and OmniAmerican are contained in reports filed by Southside and OmniAmerican with the SEC.

SOUTHSIDE BANCSHARES INC. UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AS OF SEPTEMBER 30, 2014

	Historical
(in thousands)	Southside	OmniAmerican	Pro Forma Adjustments	Pro Forma Combined	Notes

ASSETS
Cash and cash equivalents	$69,221	$13,704	$(75,097)	$7,828	A
Investment securities	710,750	10,935	—	721,685
Mortgage-backed securities	931,057	429,740	(98,169)	1,262,628	B
FHLB stock, at cost	24,435	14,047	—	38,482
Other investments, at cost	2,099	2,439	—	4,538
Loans held for sale	75,436	2,014	—	77,450
Loans	1,398,674	774,015	(20,173)	2,152,516	C
Allowance for loan losses	(13,415)	(6,248)	6,248	(13,415)	D
Premises and equipment, net	53,889	39,999	19,082	112,970	E
Goodwill	22,034	—	82,855	104,889	F
Other intangible assets, net	100	1,559	8,995	10,654	G
Interest receivable	14,221	3,168	—	17,389
Deferred tax asset	12,822	2,434	(2,801)	12,455	H
Other assets	66,708	49,469	4,044	120,221	I
TOTAL ASSETS	$3,368,031	$1,337,275	$(75,016)	$4,630,290
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$2,443,564	$798,791	$2,250	$3,244,605	J
Borrowings	590,239	309,833	682	900,754	K
Other liabilities	43,119	13,221	(1,385)	54,955	L
TOTAL LIABILITIES	3,076,922	1,121,845	1,547	4,200,314

Shareholders' equity:
Common stock	26,731	116	6,335	33,182	M
Paid-in capital	244,150	111,819	32,808	388,777	N
Unallocated ESOP shares	—	(7,713)	7,713	0	O
Retained earnings	65,409	110,725	(122,056)	54,078	P
Treasury stock (2,469,638 shares at cost)	(37,692)	—	—	(37,692)
Accumulated other comprehensive loss	(7,489)	483	(1,363)	(8,369)	Q
TOTAL SHAREHOLDERS' EQUITY	291,109	215,430	(76,563)	429,976
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,368,031	$1,337,275	$(75,016)	$4,630,290

SOUTHSIDE BANCSHARES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED
INCOME STATEMENT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	Historical
(in thousands, except for share data)	Southside	OmniAmerican	Pro Forma Adjustments	Pro Forma Combined	Notes
Interest income
Loans	$53,836	$27,126	$2,551	$83,513	R
Investment securities – taxable	476	82	—	558
Investment securities – tax-exempt	18,304	2	—	18,306
Mortgage-backed securities	21,309	7,526	(938)	27,897	S
FHLB stock and other investments	144	164	—	308
Other interest earning assets	96	24	—	120
Total interest income	94,165	34,924	1,613	130,702
Interest expense
Deposits	5,976	3,048	—	9,024
Short-term obligations	353	1,940	—	2,293
Long-term obligations	6,368	—	—	6,368
Total interest expense	12,697	4,988	—	17,685
Net interest income	81,468	29,936	1,613	113,017
Provision for loan losses	11,651	1,925	—	13,576
Net interest income after provision for loan losses	69,817	28,011	1,613	99,441
Noninterest income	17,340	10,853	—	28,193
Total noninterest expense	60,625	33,264	1,376	95,265	T
Income before income tax expense	26,532	5,600	237	32,369
Provision for income tax expense	1,754	1,571	83	3,408	U
Net income	$24,778	$4,029	$154	$28,961
Net income per common share:
Basic	$1.32	$0.37		$1.21
Diluted	$1.31	$0.37		$1.20
Weighted average common shares outstanding:
Basic	18,838	10,514	(5,353)	23,999
Diluted	18,932	10,594	(5,433)	24,093

SOUTHSIDE BANCSHARES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED
INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2013

	Historical
(in thousands, except for share data)	Southside	OmniAmerican	Pro Forma Adjustments	Pro Forma Combined	Notes
Interest income
Loans	$72,910	$39,027	$3,401	$115,338	R
Investment securities – taxable	799	110	—	909
Investment securities – tax-exempt	25,483	2	—	25,485
Mortgage-backed securities	20,085	8,916	(1,250)	27,751	S
FHLB stock and other investments	182	202	—	384
Other interest earning assets	143	9	—	152
Total interest income	119,602	48,266	2,151	170,019
Interest expense
Deposits	8,179	5,071	—	13,250
Short-term obligations	1,875	2,568	—	4,443
Long-term obligations	7,914	—	—	7,914
Total interest expense	17,968	7,639	—	25,607
Net interest income	101,634	40,627	2,151	144,412
Provision for loan losses	8,879	2,250	—	11,129
Net interest income after provision for loan losses	92,755	38,377	2,151	133,283
Noninterest income	35,245	16,359	—	51,604
Noninterest expense	81,713	44,983	1,990	128,686	T
Income before income tax expense	46,287	9,753	161	56,201
Provision for income tax expense	5,097	3,326	56	8,479	U
Net income	$41,190	$6,427	$105	$47,722
Net income per common share:
Basic	$2.19	$0.62		$1.99
Diluted	$2.19	$0.61		$1.99
Weighted average common shares outstanding:
Basic	18,768	10,412	(5,251)	23,929
Diluted	18,808	10,546	(5,385)	23,969

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma condensed combined income statements for the nine months ended September 30, 2014 and the year ended December 31, 2013 are based on the historical financial statements of Southside and OmniAmerican after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies.
The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense.
The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
2.    Preliminary Estimated Acquisition Consideration
On April 28, 2014, Southside entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OmniAmerican Bancorp, Inc., a Maryland corporation (“OmniAmerican”) and the holding company for OmniAmerican Bank, a federal savings association based in Fort Worth, Texas. The purchase consideration to OmniAmerican shareholders included 5.2 million shares of Southside common stock and $152 million of cash. At the closing (as defined in the merger agreement) each outstanding share of OmniAmerican common stock converted into the right to receive 0.4459 of a share of Southside common stock and $13.125 in cash (collectively, the “Merger Consideration”), subject to certain adjustments. Each unvested option to purchase shares of OmniAmerican common stock vested in full and the holder thereof received a cash payment per share of OmniAmerican common stock equal to the excess (if any) of (a) the sum of (x) the cash consideration payable with respect to one share of Common stock and (y) the value of the stock consideration payable with respect to one share of common stock over (b) the exercise price of such option being cancelled. Each outstanding share of OmniAmerican restricted common stock vested in full and converted into the right to receive the Merger Consideration for each such share of stock.

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Based on OmniAmerican’s estimated shares of common stock and equity awards outstanding as of September 30, 2014, and assuming that all equity awards vested and were exercised as of the closing of the mergers, the preliminary estimated acquisition consideration is as follows (in thousands):

Preliminary Estimated Acquisition Consideration
Number of shares of OmniAmerican common stock outstanding at September 30, 2014	11,574
Per share exchange ratio	0.4459
Number of shares of Southside common stock—as exchanged	5,161
Multiplied by Southside common stock price on December 17, 2014	$29.39
Estimated fair value of Southside common stock issued		$151,677
Estimated cash distribution to OmniAmerican common stockholders (1)		151,909
Total estimated Merger Consideration		303,586
Total estimated Merger Consideration per share	$26.23
Stock options that will vest and be exercised prior to closing of the mergers	761
Weighted-Average Exercise Price of stock options	$18.84
Total estimated Cash Consideration of unvested stock options (2)		5,624
Sub-Total Preliminary Estimated Acquisition Consideration		309,210

Less: Compensation Cost of non-vested restricted stock awards (3)		(4,555)
Compensation Cost of unvested stock options (3)		(4,420)
Total Preliminary Estimated Acquisition Consideration		$300,235

(1) The estimated cash distribution to OmniAmerican common shareholders equals the cash portion of the Merger Consideration of $13.125, multiplied by the total OmniAmerican common stock upon closing of the mergers.

(2) The estimated cash consideration of unvested stock options equals the excess (if any) of (a) the sum of (x) the cash consideration payable with respect to one share of common stock and (y) the value of the stock consideration payable with respect to one share of common stock over (b) the exercise price of such option being cancelled.

(3) In connection with the merger, the unvested stock options and the non-vested restricted stock awards are considered a post-combination expense to Southside Bancshares, Inc.

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3.    Preliminary Estimated Acquisition Consideration Allocation
Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of OmniAmerican based on their estimated fair values as of the closing of the mergers. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until Southside management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed.
The total preliminary estimated acquisition consideration as shown in the table above is allocated to OmniAmerican’s tangible and intangible assets and liabilities as of September 30, 2014 based on their preliminary estimated fair values as follows (in thousands):
Preliminary Estimated Acquisition Consideration Allocation

Cash, cash equivalents, and amounts due from banks	$8,588
Other investments	16,036
Securities available for sale	438,445
Loans held for sale	2,014
Loans, net of allowance	753,842
Property and equipment	59,081
Other real estate owned	1,010
Mortgage servicing rights	1,984
Other assets	51,202
Deposits	(801,041)
Short-term borrowings	(7,000)
Federal Home Loan Bank advances	(303,515)
Other liabilities	(11,836)
Intangible assets	8,570
Goodwill	82,855
Preliminary Estimated Acquisition Consideration	$300,235
Approximately $8.6 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Identifiable intangible assets.    The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or “ASC 820.” ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows (dollar amounts in thousands):

		Estimated Useful Life (Years)
Core deposit intangible	$8,570	10
Total intangible assets	$8,570

Goodwill.    Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.
4.    Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments
The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the mergers been completed at the date indicated, and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the mergers.

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

The following unaudited pro forma adjustments result from accounting for the mergers, including the determination of fair value of the assets, liabilities, and commitments which Southside, as the acquirer for accounting purposes, will acquire from OmniAmerican. The descriptions related to these preliminary adjustments are as follows (in thousands):
Balance Sheet

		September 30, 2014

A	Adjustments to cash
	To reflect Southside Bancshares AFS securities sold	$95,489
	To reflect cash consideration for OmniAmerican stock options	(5,624)
	To reflect cash consideration for outstanding OmniAmerican stock	(151,909)
	To reflect estimated transaction cost associated with contract cancellations	(2,934)
	To reflect estimated transaction cost associated with issuance of common stock	(599)
	To reflect estimated transaction cost of OmniAmerican	(5,116)
	To reflect estimated transaction cost of Southside Bancshares	(4,404)
		$(75,097)
B	Adjustments to AFS Securities
	To reflect Southside Bancshares securities sold	$(95,489)
	To reflect estimated fair value at acquisition date	(2,680)
		$(98,169)

C	Adjustments to loans
	To reflect estimated fair value at acquisition date	$(20,173)

D	Adjustments to loan allowance
	To reflect estimated fair value at acquisition date	$6,248

E	Adjustments to premises and equipment, net
	To reflect estimated fair value at acquisition date	$19,082

F	Adjustments to goodwill
	To reflect the goodwill associated with the OmniAmerican acquisition	$82,855

G	Adjustments to other intangible assets
	To reflect the estimated core deposit intangible asset	$8,570
	To reflect estimated fair value of mortgage servicing rights at acquisition date	425
		$8,995
H	Adjustments to deferred tax asset
	To reflect deferred tax asset changes resulting from pro forma adjustments	$(3,254)
	To reflect deferred tax asset change resulting from sale of Southside Bancshares AFS securities	453
		$(2,801)
I	Adjustments to other assets
	To reflect the current tax recoverable from estimated transaction costs	$4,376
	To reflect estimated fair value at acquisition date	(332)
		$4,044

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

J	Adjustments to deposits
	To reflect estimated fair value at acquisition date	$2,250

K	Adjustments to borrowings
	To reflect estimated fair value at acquisition date	$682

L	Adjustments to other liabilities
	To reflect estimated fair value at acquisition date	$(1,385)

M	Adjustments to common stock
	To eliminate OmniAmerican common stock	$(116)
	To reflect the issuance of Southside Bancshares common stock	6,451
		$6,335
N	Adjustments to paid in capital
	To eliminate OmniAmerican additional paid in capital	$(111,819)
	To reflect the issuance of Southside Bancshares common stock	145,226
	To reflect transaction cost associated with issuance of common stock	(599)
		$32,808
O	Adjustments to unallocated ESOP shares
	To reflect vesting of unallocated OmniAmerican ESOP shares	$7,713

P	Adjustments to retained earnings
	To eliminate OmniAmerican retained earnings	$(106,652)
	To reflect estimated transaction cost associated with contract cancellations	(1,728)
	To reflect estimated transaction cost of OmniAmerican	(4,073)
	To reflect Southside Bancshares AFS securities sold	880
	To reflect the estimated transaction cost of Southside Bancshares	(10,483)
		$(122,056)
Q	Adjustments to Accumulated Other Comprehensive Loss
	To eliminate OmniAmerican accumulated other comprehensive loss	$(483)
	To reflect Southside Bancshares AFS securities sold	(880)
		$(1,363)

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Income Statements

		Nine Months Ended September 30, 2014	Year Ended December 31, 2013
R	Adjustments to loan interest income
	To reflect amortization of loan discounts resulting from the loan fair value pro forma adjustment	$2,551	$3,401
S	Adjustment to net investment and other interest income
	To reflect foregone interest resulting from pro forma cash adjustments	$(938)	$(1,250)
T	Adjustments to noninterest expenses
	To reflect amortization of acquired intangible assets	$1,052	$1,558
	To reflect additional depreciation resulting from property and equipment pro forma adjustment	324	432
		$1,376	$1,990
U	Adjustments to income tax expense
	To reflect the income tax effect of pro forma adjustments of R-U at Southside Bancshares estimated combined statutory tax rate of 35%	$83	$56
5.    Earnings per Common Share
Unaudited pro forma earnings per common share for the nine months ended September 30, 2014 and for the year ended December 31, 2013 have been calculated using Southside's historic weighted average common shares outstanding plus the common shares issued to OmniAmerican shareholders per the merger agreement.
The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the nine months ended September 30, 2014 and the year ended December 31, 2013 (in thousands, except per share data).

	Nine Months Ended September 30, 2014		Year Ended December 31, 2013
	Basic	Diluted	Basic	Diluted
Pro forma net income	$28,961	$28,961	$47,722	$47,722
Weighted average common shares outstanding:
Historic Southside (1)	18,838	18,932	18,768	18,808
Common shares issued to OmniAmerican	5,161	5,161	5,161	5,161
Pro forma	23,999	24,093	23,929	23,969
Pro forma net income per common share	$1.21	$1.20	$1.99	$1.99
(1) Weighted average shares for December 31, 2013 adjusted for 5% stock dividend declared in March 2014.